Exhibit 10.18
AUTODESK, INC.
2012 OUTSIDE DIRECTORS’ STOCK PLAN
(AS AMENDED AND RESTATED EFFECTIVE
AS OF MARCH 14, 2017)*

1.Purposes of the Plan. The purposes of this 2012 Outside Directors’ Stock Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.
2.    Definitions. As used herein, the following definitions shall apply:
(a)    “Administrator” means the Board, in accordance with Section 4 of the Plan.
(b)    “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock or Restricted Stock Units.
(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:
(i)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or
(ii)    a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii)    the sale or disposition by the Company of all or substantially all the Company’s assets; or
(iv)    a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors

* The Plan was originally adopted by the Board on November 7, 2011 and approved by the stockholders on January 6, 2012. The Plan was amended and restated via Board approvals on March 12, 2015 and March 14, 2017.

who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
(g)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)    “Common Stock” means the Common Stock of the Company.
(i)    “Company” means Autodesk, Inc., a Delaware corporation, or any successor thereto.
(j)    “Date of Grant” means, with respect to an Award, the date that the Award is granted and its exercise price is set (if applicable), consistent with Applicable Laws and applicable financial accounting rules.
(k)    “Director” means a member of the Board.
(l)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(m)    “Effective Date” means January 6, 2012.
(n)    “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(p)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination; or
(ii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
(iii)    If Fair Market Value is to be determined as of a date which is not a date on which the Common Stock is traded, then the Fair Market Value on such date shall be the Fair Market Value on the next subsequent trading date.
(q)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)    “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
(s)    “Option” means a nonqualified stock option granted pursuant to the Plan which is not intended to qualify as an Incentive Stock Option.
(t)    “Outside Director” means a Director who is not an Employee.
(u)    “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(v)    “Participant” means the holder of an outstanding Award granted under the Plan.
(w)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.
(x)    “Plan” means this 2012 Outside Directors’ Stock Plan, as set forth in this instrument and as hereafter amended from time to time.
(y)    “Qualified Retirement” means a retirement from the Board after the retiring Director either (i) has attained 62 years of age and has served on the Board for at least five (5) years, or (ii) has served on the Board for at least ten (10) years.
(z)    “Restricted Stock” means an Award granted to a Participant pursuant to Section 9.
(aa)    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.
(bb)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(cc)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
(dd)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.    Stock Subject to the Plan.
(a)    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is equal to 1,750,000 Shares, which Shares were, as of January 6, 2012, available for issuance under the Company’s 2010 Outside Directors’ Stock Plan.
(b)        The Shares may be authorized, but unissued, or reacquired Common Stock. Subject to Section 3(c) hereof, if an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c)    Notwithstanding anything to the contrary, each Share subject to an Option shall be counted against the Shares authorized for issuance under the Plan as one Share. Each Share subject to an Award of Restricted Stock or Restricted Stock Units shall be counted against the Shares authorized for issuance under the Plan as 2.11 Shares. Each Share which is subject to an Award of Restricted Stock or Restricted Stock Units granted under the Plan which is forfeited to or repurchased by the Company pursuant to Section 3(b) hereof shall count as having returned 2.11 Shares to the total of number of Shares which are available for future grant or sale under the Plan.
4.    Administration of the Plan.
(a)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(b)    Powers of the Administrator. The Board shall be the Administrator of the Plan. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:
(i)    to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan;
(ii)    to select the individuals to whom Awards may be granted hereunder;
(iii)    to determine whether and to what extent Awards are granted hereunder;
(iv)    to determine the number of Shares to be covered by each Award granted hereunder;
(v)    to approve forms of agreement for use under the Plan;
(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. With respect to Options, such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vii)    to construe and interpret the terms of the Plan and Awards granted hereunder;
(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
(ix)    to modify or amend each Award (not inconsistent with the terms of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)    to determine the terms and restrictions applicable to Awards; and
(xii)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.
5.    Eligibility. Awards may be granted only to Outside Directors.
6.    No Service Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s service with the Company or its Subsidiaries.

7.    Term of Plan.    The Plan shall become effective on January 6, 2012 and continue in effect, unless terminated earlier, until June 30, 2022.
8.    Stock Options.
(a)    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Outside Directors at any time and from time to time as determined by the Administrator in its sole discretion.
(b)    Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than seven (7) years from the Date of Grant. Subject to the limit set forth in the preceding sentence, the Administrator may, after an Option is granted, extend the maximum term of the Option. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 8(b) shall comply with Code Section 409A.
(c)    Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the Date of Grant
(d)    No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for (a) Awards with a lower exercise price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).
(e)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.
(f)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Subject to Applicable Laws, such consideration may consist entirely of:
(i)    cash;
(ii)    check;
(iii)    other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv)    delivery to the Company of (A) a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and (B) the sale proceeds required to pay the exercise price;
(v)    any combination of the foregoing methods of payment; or
(vi)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.
(g)    Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.
An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until such Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Share promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share is issued, except as provided in Section 13 of the Plan.
Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(h)    Termination of Relationship as an Outside Director. If a Participant ceases to serve as an Outside Director other than by reason of death, Disability or Qualified Retirement, the Participant may exercise his or her Option for seven (7) months following the date of such cessation, to the extent that the Participant was entitled to exercise it on such date.
(i)    Qualifying Retirement. If a Participant ceases to serve as an Outside Director by reason of a Qualified Retirement, then the Participant may exercise his or her Option for three (3) years following the date of such cessation, to the extent that the Participant was entitled to exercise it on such date.
(j)    Disability. If a Participant ceases to serve as an Outside Director by reason of Disability, the Participant may exercise his or her Option for twelve (12) months following the date of such cessation, to the extent that the Participant was entitled to exercise it on such date.
(k)    Death of Participant. If a Participant ceases to serve as an Outside Director by reason of the Participant’s death, the Option may be exercised for twelve (12) months following Participant’s death, to the extent that the Participant was entitled to exercise it on such date, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.
(l)    General. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. If, on the date of cessation of service as an Outside Director, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after cessation of service as an Outside Director, the Participant (or the Participant’s beneficiary or representative, as the case may be) does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
9.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Outside Directors as the Administrator, in its sole discretion, shall determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 9(d).
(i)    General Restrictions. The Administrator may set restrictions based upon continued service with the Company and its affiliates, applicable federal or state securities laws, other Applicable Laws, or any other basis determined by the Administrator in its discretion.
(ii)    Legend. The Administrator, in its discretion, may legend the Shares representing Restricted Stock to give appropriate notice of such restrictions.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 9(d)(ii) removed from his or her Share, and the Shares shall be freely transferable by the Participant. The Administrator (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.
(f)    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.
(h)    Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
10.    Restricted Stock Units.
(a)    Grant of Restricted Stock Units.
(i)    Each Outside Director who first joins the Board shall be automatically granted Restricted Stock Units upon the effective date on which such person first serves as an Outside Director, for that number of Shares as determined by dividing (1) the product of (a) $250,000 multiplied by (b) the ratio of (i) the number of calendar days from the Date of Grant to the Company's next annual meeting of stockholders ("Annual Meeting"), if scheduled, or the first anniversary of the Company's last Annual Meeting, if the next Annual Meeting is not yet scheduled, divided by (ii) 365; by (2) the Fair Market Value of a Share on the Date of Grant, rounded down to the nearest whole Share (the “Initial Restricted Stock Units”) as illustrated below:

; provided, however, that no Restricted Stock Unit shall be settled or paid under the Plan until stockholder approval of the Plan has been obtained in accordance with Section 14(b) hereof; provided further, that the number of Shares subject to a grant of Initial Restricted Stock Units shall be subject to review and revision by the Board on an annual basis; and provided further, however, that if an Outside Director's effective date of first service on the Board falls on the date of an Annual Meeting, such Outside Director shall not receive an award of Initial Restricted Stock Units.
(ii)    On the date of each Annual Meeting during the term of this Plan, each Outside Director shall automatically receive an additional award of Restricted Stock Units for that number of Shares as determined by dividing $250,000 by the Fair Market Value of a Share on the Date of Grant, rounded down to the nearest whole Share (the “Annual Restricted Stock Units”), provided that the grant of Annual Restricted Stock Units shall be subject to the Outside Director’s continued service; and provided further, that the number of Shares subject to a grant of Annual Restricted Stock Units shall be subject to review and revision by the Board on an annual basis.
(iii)    Each grant of Initial Restricted Stock Units and Annual Restricted Stock Units shall vest on the date of the Annual Meeting following the Date of Grant, provided that the Participant is an Outside Director on such date.
(iv)    On or before December 31 of the calendar year prior to each Annual Meeting during the term of this Plan, each Outside Director may make an election (the “Election”) to receive any or all of his or her annual cash retainer that will be earned for services performed as an Outside Director in calendar years after the calendar year in which the election is made in the form of a Restricted Stock Unit Award. The Election must be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year prior to such Annual Meeting. Any such Election made by an Outside Director shall be irrevocable and shall comply with Section 409A of the Code to the extent applicable unless otherwise determined by the Board. Effective as of immediately following the Annual Meeting, the Outside Director shall receive a Restricted Stock Unit Award for that number of Shares determined by dividing (1) the product of (a) the amount of his or her annual retainer as an Outside Director covered by the Election, multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded down to the nearest whole Share, provided that on the Date of Grant of any such Restricted Stock Unit Award such person is an Outside Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Unit Award. Such Restricted Stock Unit Award shall vest on the date of the following year’s Annual Meeting of Stockholders of the Company, provided that the Participant is an Outside Director on such date.
(b)    Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant.
(c)    Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(d)    Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 18). The Administrator, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

(e)    Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company and, except as otherwise determined by the Administrator, again shall be available for grant under the Plan.
11.    Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall continue during any leave of absence approved by the Administrator.
12.    Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Award shall in no event be transferable for value. Notwithstanding the foregoing, a Participant may, if the Administrator (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Administrator may specify from time to time.
13.    Adjustments Upon Changes in Capitalization.
(a)    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)    Change of Control. In the event of a Change of Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.
In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse and all Restricted Stock Units shall become fully vested. In addition, if an Option is not assumed or substituted in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.
For the purposes of this paragraph, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or upon the payout of the Restricted Stock Unit Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
14.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. Subject to Section 8(d) hereof, the Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that to the extent necessary and desirable to comply with any Applicable Law, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
(b)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.
15.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise or receipt of Shares pursuant to an Award, the Company may require the person exercising or receiving Shares pursuant to an Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16.    Liability of Company.
(a)    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(b)    Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the Date of Grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.
17.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
18.    Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion.
19.    Participation. No Outside Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
20.    No Rights as Stockholder. Except to the limited extent provided in Sections 9(f) or 9(g), no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
21.    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or the applicable Award Agreement to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
22.    Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
23.    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
24.    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
25.    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
26.    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).
27.    Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.